October 21, 2014 ©2014 DISCOVER FINANCIAL SERVICES 3Q14 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discoverfinancial.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which are filed with the SEC and available at the SEC's internet site. The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

3Q14 Summary Financial Results

($MM, except per share data)	3Q14	3Q13	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,190	$2,062	$128	6%
Provision for Loan Losses	354	333	(21)	(6%)
Operating Expense	827	783	(44)	(6%)
Direct Banking	981	918	63	7%
Payment Services	28	28	0	0%
Total Pre-Tax Income	1,009	946	63	7%
Pre-tax, Pre-Provision Income[(1)]	**1,363**	**1,279**	**84**	**7%**
Income Tax Expense	365	353	(12)	(3%)
Net Income	$644	$593	$51	9%
Diluted EPS	**$1.37**	**$1.20**	**$0.17**	**14%**
ROE	**23%**	**23%**		

- Diluted EPS of $1.37, up 14% YOY
- Revenue net of interest expense of $2.2Bn, up 6% YOY due to loan growth and net interest margin expansion
- Expenses increased $44MM, or 6% due to increased employee compensation including headcount, higher professional fees and higher marketing offset by lower other expenses
- Provision for loan losses increased $21MM, or 6% due to higher charge-offs partially offset by a lower reserve build in 3Q14

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company's performance; see appendix for reconciliation

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3Q13 3Q14 80 70 60 50 40 30 20 10 0 Total Card Student Personal $62.7 $50.4 $8.1 $4.0 $67.4 $53.7 $8.5 $4.8 3Q13 3Q14 50 40 30 20 10 0 DN Proprietary PULSE Diners(1) Network Partners $28.9 $39.5 $6.5 $2.5 $30.6 $40.6 $6.8 $2.2 3Q14 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +7.4% Card +6.6% Student +4.5% Personal +20.9% PULSE +3.0% Diners(1) +3.5% Network Partners -12.8% Proprietary +5.9%

3Q14 Revenue Detail

($MM)	3Q14	3Q13	B / (W) $ Δ	B / (W) % Δ
Interest Income	$1,926	$1,787	$139	8%
Interest Expense	288	278	(10)	(4%)
Net Interest Income	1,638	1,509	129	9%
Discount/Interchange Revenue	599	550	49	9%
Rewards Cost	304	274	(30)	(11%)
Net Discount/Interchange Revenue	295	276	19	7%
Protection Products Revenue	78	90	(12)	(13%)
Loan Fee Income	85	78	7	9%
Transaction Processing Revenue	46	46	0	0%
Other Income	48	63	(15)	(24%)
Total Non-Interest Income	552	553	(1)	(0%)
Revenue Net of Interest Expense	$2,190	$2,062	$128	6%
Direct Banking	$2,113	$1,984	$129	7%
Payment Services	77	78	(1)	(1%)
Revenue Net of Interest Expense	$2,190	$2,062	$128	6%

($MM)	3Q14	3Q13	Change QOQ	Change YOY
Discover Card Sales Volume	$29,609	$27,989	1%	6%
Rewards Rate [1]	1.03%	0.98%	12 bps	5 bps

- Net interest income of $1.6Bn, up 9% YOY due to loan growth, funding cost improvement and yield expansion
- Discount and interchange revenue of $599MM, up 9% YOY driven primarily by an increase in card sales
- Rewards rate increased 5bps YOY due to higher standard and promotional rewards
- Other income decreased by $15MM primarily due to the reclassification of merchant fees into discount and interchange revenue as well as lower direct mortgage related income

Note(s)
1. Rewards cost divided by Discover card sales volume

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3Q14 Net Interest Margin

($MM)	3Q14 Average Balance	3Q14 Rate	3Q13 Average Balance	3Q13 Rate
Credit Card	$53,130	12.04%	$50,017	12.00%
Private Student	8,310	6.82%	7,941	6.51%
Personal	4,718	12.21%	3,843	12.57%
Home Loans and Other	323	3.83%	309	3.43%
Total Loans	66,481	11.36%	62,110	11.29%
Other Interest-Earning Assets	11,240	0.77%	10,170	0.76%
Total Interest-Earning Assets	$77,721	9.83%	$72,280	9.81%
Direct to Consumer and Affinity	$28,835	1.26%	$29,009	1.42%
Brokered Deposits and Other	15,810	1.54%	13,414	1.92%
Interest Bearing Deposits	44,645	1.36%	42,423	1.58%
Borrowings	21,005	2.53%	18,576	2.33%
Total Interest-Bearing Liabilities	$65,650	1.74%	$60,999	1.81%

(%)	3Q14	Change QOQ	Change YOY
Total Interest Yield	11.36%	-6 bps	7 bps
NIM on Receivables	9.78%	-6 bps	14 bps
NIM on Interest-Earning Assets	8.36%	1 bps	8 bps

- Total interest yield of 11.36% increased 7bps YOY due to yield expansion in credit card and private student loans
- Credit card yield of 12.04% increased 4bps YOY due to a modestly higher portion of customers revolving balances and lower interest charge-offs
- Private student loan yield expansion reflects the recognition of cash flow estimates on acquired pools of loans that were revised during 4Q13
- Net interest margin on receivables increased 14bps YOY due to funding cost improvements and higher loan yield

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B / (W) ($MM) 3Q14 3Q13 $ Δ % Δ Employee Compensation and Benefits $320 $292 ($28) (10%) Marketing and Business Development 182 174 (8) (5%) Information Processing & Communications 87 81 (6) (7%) Professional Fees 111 97 (14) (14%) Premises and Equipment 23 21 (2) (10%) Other Expense 104 118 14 12% Total Operating Expense $827 $783 ($44) (6%) Direct Banking $776 $733 ($43) (6%) Payment Services 51 50 (1) (2%) Total Operating Expense $827 $783 ($44) (6%) Operating Efficiency(1) 37.8% 38.0% 21 bps 3Q14 Operating Expense Detail 7 • Employee compensation and benefits of $320MM, up 10% YOY primarily due to higher headcount and higher wages and benefits • Marketing and business development expense of $182MM, up 5% YOY due to higher advertising and direct marketing in card and personal loans • Professional fees of $111MM, up 14% YOY due primarily to higher consultant expenses related to technology and digital investments • Other expense of $104MM, down 12% YOY due in part to several one-time items Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense

3Q14 Provision for Loan Losses and Credit Quality

($MM)	3Q14	3Q13	B / (W) $ Δ	B / (W) % Δ
Net Principal Charge-Off	$324	$291	($33)	(11%)
Reserve Changes build/(release)	30	42	12	29%
Total Provision for Loan Loss	$354	$333	($21)	(6%)

(%)	3Q14	Change QOQ	Change YOY
Credit Card Loans			
Gross Principal Charge-Off Rate	2.99%	-23 bps	-3 bps
Net Principal Charge-Off Rate	2.16%	-17 bps	11 bps
30-Day Delinquency Rate	1.71%	8 bps	4 bps
Reserve Rate	2.58%	0 bps	-19 bps
Private Student Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)(1)	1.14%	-16 bps	-19 bps
30-Day Delinquency Rate (excl. PCI Loans)(1)	1.78%	12 bps	18 bps
Reserve Rate (excl. PCI Loans)(1)	2.21%	-8 bps	3 bps
Personal Loans			
Net Principal Charge-Off Rate	1.92%	-3 bps	-9 bps
30-Day Delinquency Rate	0.75%	9 bps	10 bps
Reserve Rate	2.23%	-14 bps	-43 bps
Total Loans			
Gross Principal Charge-Off Rate (excl. PCI Loans)(1)	2.79%	-22 bps	-7 bps
Net Principal Charge-Off Rate (excl. PCI Loans)(1)	2.06%	-16 bps	6 bps
30-Day Delinquency Rate (excl. PCI Loans)(1)	1.64%	8 bps	4 bps
Reserve Rate (excl. PCI Loans)(1)	2.54%	-2 bps	-19 bps

- Net charge-offs of $324MM, up 11% YOY and reserve build of $30MM due to loan growth
- Card net charge-off rate increased 11bps YOY to 2.16%
- Card 30+ day delinquency rate of 1.71% increased 4bps YOY
- Student loan net charge-off rate excluding PCI loans of 1.14%, down 19bps YOY
- Personal loan net charge-off rate of 1.92%, down 9bps YOY

Note(s)

1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the company is recognizing interest income on a pool of loans, it is all considered to be performing

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Capital Position and 2014 Outlook

Capital Ratios

	3Q14	3Q13
Total Risk Based Capital Ratio	17.8%	17.9%
Tier 1 Risk Based Capital Ratio	15.6%	15.6%
Tier 1 Common Capital Ratio(1)	14.8%	14.7%
Common Equity Tier 1 Capital Ratio(2)	14.7%	N/A
Tier 1 Leverage Ratio	13.7%	13.7%

2014 Outlook

- Expect net interest margin to be down slightly in Q4
- Expect rewards rate of ~102bps for 2014
- Expect operating expenses of ~$3.3Bn for the full year 2014
- Credit outlook remains relatively stable but continued growth in receivables will drive reserve actions

Note(s)
1. Tier 1 Common Capital Ratio (under Basel I) is calculated using tier 1 common capital, a non-GAAP measure. The Company believes the tier 1 common capital ratio is meaningful to investors to assess the quality and composition of the Company's capital. For corresponding reconciliation of tier 1 common capital to a GAAP financial measure see Reconciliation of GAAP to non-GAAP Data schedule
2. Estimated Common Equity Tier 1 Capital Ratio (under fully phased-in Basel III rules) is calculated using estimated common equity tier 1 capital, a non-GAAP measure. The Company believes that an estimated common equity tier 1 capital ratio based on Basel III final rules is an important complement to the existing capital ratios and for comparability to other financial institutions. For corresponding reconciliation of common equity tier 1 capital and risk weighted assets calculated under Basel III final rules to tier 1 common equity and risk weighted assets calculated under Basel I see Reconciliation of GAAP to non-GAAP Data schedule

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Appendix

Reconciliation of GAAP to Non-GAAP Data

(unaudited, in millions)	Quarter Ended Sep 30, 2014	Quarter Ended Sep 30, 2013
Provision for loan losses	$354	$333
Income before income taxes	1,009	946
Pre-tax, pre-provision income[(1)]	$1,363	$1,279

	Quarter Ended Sep 30, 2014	Quarter Ended Sep 30, 2013
GAAP total common equity	$10,741	$10,042
Less: Goodwill	(284)	(284)
Less: Intangibles	(177)	(188)
Tangible common equity[(2)]	$10,280	$9,570
Effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital	70	110
Total tier 1 common capital (Basel I)[(3)]	$10,350	$9,680
Add: Adjustments related to capital components[(4)]	21	N/A
Common equity Tier 1 capital (Basel III final rule)	$10,371	N/A
Risk weighted assets (Basel I)	$70,132	$65,741
Risk weighted assets (Basel III final rule)[(5)]	$70,560	N/A
Tier 1 common capital ratio (Basel I)[(6)]	14.8%	14.7%
Common equity Tier 1 capital ratio (Basel III final rule)[(7)]	14.7%	N/A
GAAP book value per share	$24.82	$22.14
Less: Goodwill	(0.62)	(0.59)
Less: Intangibles	(0.39)	(0.39)
Less: Preferred Stock	(1.23)	(1.17)
Tangible common equity per share	$22.58	$19.99

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company's performance
2. Tangible common equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so we advise users of this information to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the company
3. Tier 1 common capital, a non-GAAP financial measure, represents common equity and the effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital, less goodwill and intangibles. A reconciliation of tier 1 common capital to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use tier 1 common capital and definitions may vary, so we advise users of this information to exercise caution in comparing tier 1 common capital of different companies. Tier 1 common capital is included to support the tier 1 common capital ratio which is meaningful to investors to assess the quality and composition of the Company's capital
4. Adjustments related to capital components include deferred tax liabilities related to intangible assets and deduction for deferred tax assets
5. Key differences under fully phased-in Basel III rules in the calculation of risk-weighted assets compared to Basel I include higher risk weighting for past due loans and unfunded commitments
6. Tier 1 common capital ratio is calculated using tier 1 common capital (Basel I), a non-GAAP measure, divided by risk weighted assets (Basel I)
7. Estimated common equity tier 1 capital ratio is calculated using estimated common equity tier 1 capital (under fully phased-in Basel III rules), a non-GAAP measure, divided by estimated risk weighted assets (under fully phased-in-Basel III rules)

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